EPAM SYSTEMS, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
AMENDMENT NO. 1
ADOPTED BY THE BOARD OF DIRECTORS: MARCH 26, 2026
APPROVED BY THE STOCKHOLDERS: MAY 21, 2026

THIS AMENDMENT NO. 1 (this ‘‘Amendment’’), is dated as of May 21, 2026 and amends that certain 2021 Employee Stock Purchase Plan (the ‘‘ESPP’’) of EPAM Systems, Inc. (the ‘‘Company’’). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the ESPP.
RECITALS
WHEREAS, pursuant to Section 3(a) of the ESPP, the maximum number of shares of Common Stock available for issuance under the ESPP shall not exceed the maximum aggregate number of 900,000 shares of Common Stock;
WHEREAS, the Company desires to increase the number of shares of Common Stock available for issuance under the ESPP by 650,000 shares of Common Stock; and
WHEREAS, pursuant to Section 12(a) of the ESPP, the Board may amend the ESPP at any time, subject to certain limitations specified therein, including no such amendment shall be made without stockholder approval if such approval is required by Applicable Law.
NOW, THEREFORE, the following amendment is hereby made to the ESPP subject to, and effective as of the date of, the approval of the Company’s stockholders at the Company’s 2026 Annual Meeting of Stockholders:
1.Section 3(a) would be amended as follows:
‘‘Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 1,550,000 shares of Common Stock (which represents the sum of (i) the existing reserve of 900,000 shares of Common Stock plus (ii) an increase of 650,000 shares of Common Stock, as approved by the Board, subject to the approval of the Company’s shareholders). For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.’’
2.This Amendment shall only serve to amend and modify the ESPP to the extent specifically provided herein. All terms conditions, provisions and references of and to the ESPP which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein or contained.